                                                                   EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement"), made as of July 11, 1998 (the "Effective Date"), is by and between Premier National Bancorp, Inc. (the "Company"), Route 55, LaGrangeville, New York 12540 and Peter Van Kleeck, residing at 99 New Hackensack Rd. Poughkeepsie, New York 12603 (the "Executive").

                                   RECITALS

        WHEREAS, the Company, through its Board of Directors (the "Board"), considers the maintenance of competent and experienced executive officers to be essential to its long-term success;

        WHEREAS, in this regard, the Company has determined that it is in its best interests that the Executive serve as President and Chief Executive Officer of the Company, pursuant to a written employment agreement;

        NOW, THEREFORE, in furtherance of the interests described above and in consideration of the respective covenants and agreements herein contained, the parties hereto agree as follows:

        1.   Certain Defined Terms.  As used in this Agreement, the following
             ---------------------
terms shall have the following meanings:

             (a) "Applicable Interest" means interest at the rate provided in
Section 1274(b)(2)(B) of the Code.

             (b) "Cause" means the occurrence of any of the following:

                   (i) the Willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

                   (ii) the Willful engaging by the Executive in illegal conduct (excluding traffic violations, minor misdemeanors or similar offenses) or gross misconduct that, in the Board's reasonable opinion, may reflect adversely on the business or reputation of the Company;
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                   (iii) the removal and/or permanent prohibition of the
Executive from participation in the conduct of the affairs of the Company or any of its subsidiary banks by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or 1818(g)(1);

                   (iv) the issuance by any court having appropriate jurisdiction of an order under Section 21(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), 15 U.S.C. (S) 78u(d)(2), prohibiting the Executive from acting as an officer or director of the Company; or

                   (v) the conviction of the Executive for commission of a felony.

             (c) "Change in Control" means the occurrence of any of the following events:

                   (i) there shall be consummated any consolidation, merger, stock-for-stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which the holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group;

                   (ii) any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group or persons acting in concert (other than an employee benefit plan of the Company or one of its affiliates) becomes the beneficial owner (as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) as a result of any one or more securities transactions, including gifts and stock repurchases but excluding any Merger Transactions, of securities of the Company possessing one-third or more of the voting power for the election of directors of the Company;

                   (iii) during any period of twenty-four consecutive months after the date hereof, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

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                   (iv) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any Merger Transactions), of all, or substantially all, of the assets of the Company to a party which is not controlled by or under common control with the Company.

Notwithstanding the foregoing, the Merger shall not be treated as a "Change in Control" for purposes of this Agreement.

             (d) "Code" means the Internal Revenue Code of 1986, as amended.

             (e) "Company Bonus Plan" means any bonus, stock option, profit-sharing or other cash-based or equity-based incentive plan offered by the Company.

             (f) "Company Benefit Plan" means any pension, thrift, deferred compensation, stock purchase, life insurance, medical, dental, education, accident, disability, welfare, retirement or other employee benefit plan offered by the Company other than a Company Bonus Plan.

             (g) "Designated Office" means Route 55, LaGrangeville, New York 12540, or such other office of the Company designated by the Board from time to time other than in anticipation of, or following, a Change in Control.

             (h) "Merger" means the merger of Progressive Bank, Inc. into Hudson Chartered Bancorp, Inc.

             (i) "Triggering Event" means the occurrence of any of the following events:

                   (i) the termination by the Company of the employment of the Executive for any reason other than Cause;

                   (ii) the assignment to the Executive without his consent of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in any material respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                   (iii) in anticipation of, or following a Change in Control, the requirement by the Company that the Executive be based at any office or location that is more than 50 miles from the Designated Office;

                   (iv) after the Effective Date, the failure without the consent of the Executive, to nominate the Executive for election as a member of the Board, or if nominated, the failure of shareholders to elect the Executive as a member of the Board;

                   (v) after the Effective Date, the failure of the Company without the Executive's consent to:

                        (A) continue in effect any Company Bonus Plan in which the Executive participates that is material to the Executive's total compensation, unless a substantially equivalent arrangement, embodied in an ongoing substitute or alternative plan, has been established;

                        (B) continue the Executive's participation in any Company Bonus Plan and eligibility for bonuses or other compensation thereunder, or in any substitute or alternative plan, on a basis at least as favorable as that existing at the date hereof, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants;

                        (C) continue to provide the Executive with benefits comparable to those received by the Executive under any Company Benefit Plan in which the Executive was participating as of the date hereof, at participation costs substantially similar to those paid by the Executive;

provided, however, that it shall not be deemed a Triggering Event if the Company, for bona fide business purposes and not in anticipation of or following a Change in Control, modifies the terms or conditions of any Company Bonus Plan or Company Benefit Plan, so long as such modifications have or would have a substantially similar effect upon all executive employees or all employees of the Company who participate or who are eligible to participate in the plan;

                   (vi) the Company shall have materially breached any provision of this Agreement and such breach shall not have been cured within 15 days after delivery of written notice thereof to the Board by the Executive, identifying the breach with reasonable particularity; or

                   (vii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof, as the same may be increased from time to time as provided for in this Agreement.

          (j) "Willful" means that an action, conduct or deed is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon the instructions or prior approval of the Board or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

        2.   Employment Term.  The initial term of employment under this
             ---------------
Agreement shall be for a period of three years commencing on the Effective Date. This Agreement shall be extended automatically for one additional year on each annual anniversary date of the Effective Date unless either the Company, through the Board, or the Executive gives contrary written notice (a "Non-Renewal Notice") to the other not less than three months in advance of such anniversary date. References herein to the term of this Agreement shall refer both to such initial term and such successive terms.

        3.   Employment; Board Membership.  During the term of employment
             ----------------------------
provided for in this Agreement, the Company agrees to employ the Executive in the office or position set forth in the second Recital of this Agreement, and the Executive agrees to serve in such office or position and to perform the duties and discharge the responsibilities associated therewith or such other duties and responsibilities as may reasonably be assigned to the Executive from time to time by the Board. The Executive shall not undertake executive responsibilities with any other corporation, partnership, association or other entity and shall devote the necessary and customary time and attention to the business and affairs of the Company and its subsidiaries, provided, however, that the Executive may, with the approval of the Board, serve as a director or officer of any non-competing business or engage in any other activity, including without limitation charitable or community activity, to the extent that it does not inhibit the performance of his duties hereunder. Subject to applicable fiduciary duties, the Executive shall be nominated for membership on the Board and the board of directors of the Company's bank subsidiary.

        4.   Office and Services.  In connection with the Executive's employment
             -------------------
hereunder, the Executive shall be based at the Designated Office, except for required travel on the Company's business. The Company shall furnish the Executive with office space, secretarial assistance, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

        5.   Compensation.  The regular compensation and benefits payable to the
             ------------
Executive under this Agreement with respect to his period of employment shall include the following:

             (a) Salary.  The Company shall pay the Executive an annual base
                 ------
salary hereunder of not less than $ 272,160, payable in equal semimonthly installments or at such other intervals as shall be agreed upon by the parties. The Executive's annual base salary may be increased from time to time as determined by the Board and, if so increased, such annual base salary shall not thereafter during the Executive's employment under this Agreement be decreased and the obligation of the Company hereunder to pay the Executive's annual base salary shall thereafter relate to such increased annual base salary.

             (b) Board Compensation.  The Executive shall be entitled to receive
                 ------------------
any fees or additional payments for serving as a member of the Board or as a member of any board of directors (or the equivalent thereof) of any subsidiary of the Company to the extent provided to other directors of the Company or applicable subsidiary; provided, however, that the Executive shall not be entitled to fees for serving on any committee or subcommittee of the Board or board of directors (or the equivalent thereof) of any subsidiary.

             (c) Discretionary Bonuses.  During the term of this Agreement, the
                 ---------------------
Executive shall be eligible to participate in an equitable manner with other executive employees of the Company and its subsidiaries in any Company Bonus Plan or in other discretionary bonuses authorized and declared by the Board, the board of directors (or the equivalent thereof) of the Company's subsidiaries, or by their respective delegees.

             (d) Participation in Benefit Plans.  In addition to any
                 ------------------------------
compensation and benefits provided for in this Agreement, the Executive shall be eligible to participate in any Company Benefit Plan or any other employee fringe benefits offered by the Company or its subsidiaries for the benefit of executive employees or all employees generally in which the Executive is eligible to participate. The Executive's participation in any such Company Benefit Plan shall be subject to all generally applicable eligibility requirements thereof and shall not in any way limit or reduce the obligation of the Company to pay the Executive's annual base salary hereunder (except pursuant to, in accordance with, or as required by the generally applicable terms of participation of any such Company Benefit Plan).

             (e) Vacation.  The Executive shall be entitled to annual paid
                 --------
vacation during the term of this Agreement of not less than four weeks per year.

             (f) Reimbursement of Business Expenses.  The Company shall promptly
                 ----------------------------------
reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company.

             (g) Automobile.  The Company shall provide the Executive with the
                 ----------
full time use of an automobile and shall bear the cost of maintenance of such vehicle.

             (h) Deferred Compensation.  (i)  The Company shall maintain a
                 ---------------------
nonqualified deferred compensation plan that will allow the Executive the right to defer the payment to him of such portion of his annual base salary and cash bonus as the Executive shall elect. Any such deferred amounts that the Executive elects to have hypothetically invested in one or more mutual funds shall be transferred to a "rabbi trust" (the "Trust") and invested in such manner as shall be provided by the Trust. Amounts deferred by the Executive shall be paid to the Executive upon his retirement or other termination of employment, in a lump sum or in such installments, as elected by the Executive prior to retirement or termination in accordance with the terms of the plan.
The Executive acknowledges that, in the event of the insolvency of the Company, the Trust's assets would be subject to the claims of the Company's creditors and in such event the Executive would have the status of an unsecured creditor with respect to deferred amounts.

                   (ii) The Company agrees that it shall fund the Trust for a period of up to two calendar years following the onset of a period of long-term disability of the Executive in an amount equal to the amount deferred by the Executive in the year period prior to the onset of the period of long-term disability. If the period of long-term disability ends prior to the commencement of the second calendar year following the onset of such long-term disability period, no payment shall be made by the Company for such year unless the Executive elects deferral of salary for such year pursuant to Section 5(h)(i) above.

             (i) Supplemental Retirement Benefits.  The Executive shall be
                 --------------------------------
entitled to earn and accrue, for the term of employment, benefits under a supplemental retirement benefit plan that provides benefits that are at least equal to those provided under the plan or arrangement that covered the Executive prior to the Merger.

             (j) Club Membership.  The Company shall pay the dues, assessments
                 ---------------
and bond obligations for the Executive's and his wife's membership in one country club.

             (k) Supplemental Long-Term Disability Benefits.  The Company shall
                 ------------------------------------------
pay such additional amounts to the Executive from time-to-time that are sufficient, on an after-tax basis, to pay the premiums on a long-term disability policy previously transferred to the Executive.

        6.   Termination Procedures.
             ----------------------

             (a) Termination Notice.  If the Executive's employment by the
                 ------------------
Company is terminated for any reason during the term of this Agreement (other than by reason of the Executive's death or as a result of a consensual termination as provided in Section 8(c) of this Agreement), the terminating party shall provide the other party with written notice (the "Termination Notice") specifying: (i) the effective date of the termination (the "Termination Date"), (ii) the specific provisions of this Agreement upon which the termination is based and that are applicable to the termination, and (iii) a reasonably detailed description of the facts and circumstances providing the basis for the termination under the specified provisions of this Agreement.

             (b) Termination Date.  If the Executive's employment is terminated
                 ----------------
by the Executive, the Termination Date shall not be less than thirty days after the date the Termination Notice is tendered to the Company. If the Executive's employment is terminated by the Company, the Termination Date shall not be less than 30 days after the date the Termination Notice is tendered to the Executive. Termination of the Executive's employment shall occur on the Termination Date even if there is a dispute between the parties relating to the provisions of this Agreement applicable to such termination (a "Termination Dispute").

             (c) Termination Dispute.  If, prior to the Termination Date, the
                 -------------------
party receiving the Termination Notice provides written notice to the other party of the existence of a Termination Dispute (which notice shall provide a reasonably detailed description of the nature of the dispute, including the specific provisions of this Agreement that the disputing party believes are applicable to the termination), the Termination Dispute shall be resolved by:
(i) mutual written agreement of the parties hereto or (ii) a final judgment, order or decree of a court of competent jurisdiction or arbitrator (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). The parties hereto shall pursue the resolution of any Termination Dispute with reasonable diligence.

             (d) Termination Payments.  If there is no Termination Dispute, any
                 --------------------
amount owed by the Company to the Executive as a result of the termination of the Executive's employment under this Agreement shall be payable in immediately available funds on the Termination Date. If there is a Termination Dispute, any amount owed by the Company to the Executive as a result of the termination of the Executive's employment under this Agreement that is not in dispute shall be paid on the Termination Date, and all other amounts shall be paid within five business days of the resolution of the Termination Dispute as provided for in
Section 7(c) hereto, together with Applicable Interest.

        7.   Termination Due to a Triggering Event.
             -------------------------------------

             (a) If, during the term of this Agreement, the Executive's employment by the Company is terminated (whether by the Company or by the Executive) upon the occurrence of, or within 90 days after, a Triggering Event:
(i) the Company shall make a lump sum cash payment to the Executive in an amount equal to 299% of the sum of (A) the Executive's annual base salary at the time the Triggering Event occurs, and (B) the amount of any discretionary bonuses paid by the Company to the Executive within the 12 months immediately preceding the occurrence of the Triggering Event; (ii) the Company shall continue to provide to the Executive for a three-year period the Executive's then-existing coverage under the Company's health, dental and life insurance plans or, if continued coverage under such plans cannot be provided, substantially equivalent coverage under alternative arrangements; (iii) any restrictions remaining on any restricted shares issued to the Executive under the Company's restricted stock plans shall immediately lapse, any performance shares issued to the Executive under the Company Bonus Plans shall immediately vest and any stock options granted to the Executive shall become immediately exercisable, and (iv) the Executive may exercise any such option that is not intended to be an incentive stock option (within the meaning of Section 422 of the Code) until the later of
(i) the earlier of the expiration of the original term of the option or one year after the effective date of the Executive's termination or (ii) such later date as may be provided for under the terms of the option or applicable plan.

             (b) In the event that the Executive becomes entitled to receive any benefit or payment in connection with a Triggering Event or the Company's termination of the Executive's employment, whether pursuant to the terms of this Agreement or otherwise (collectively, the "Total Benefits"), and any of the Total Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Code, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Total Benefits. For purposes of determining the amount of such Excise Tax on the Total Benefits, the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to (i) the Total Benefits, minus (ii) the amount of such Total Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), are not excess parachute payments (within the meaning of Section 280G(b)(1) of the Code).

             (c) For purposes of Section 7(b), the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of his termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive). Except as otherwise provided herein, all determinations required to be made under this Section 7 shall be made by Tax Counsel, which determinations shall be conclusive and binding on the Executive and the Company absent manifest error.

             (d) In the event that the Excise Tax on the Total Benefits is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in any such taxes and/or a federal, state or local income tax deduction) plus Applicable Interest. In the event that the Excise Tax on the Total Benefits is finally determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment, which shall be calculated by Tax Counsel in the same manner and using the same assumptions as set forth in Sections 7(b) and 7(c), to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive to the Internal Revenue Service or any other federal, state, local or foreign taxing authority with respect to such excess or with respect to the additional Gross-Up Payment) at the time that the amount of such additional Excise Tax is finally determined.

             (e) Following the occurrence of a Triggering Event, if the Company or the Executive brings any action, suit or proceeding for the enforcement, performance or construction of this Agreement, the Company agrees to reimburse the Executive for all reasonable costs and expenses incurred by him in such action, suit or proceeding, including reasonable attorneys' and accountants' fees and expenses.

        8.   Other Termination.  Notwithstanding any other provision of this
             -----------------
Agreement, the Executive's employment hereunder shall terminate under the following circumstances with the following consequences:

             (a) Termination By Company for Cause.  The Company may terminate
                 --------------------------------
the Executive's employment under this Agreement for Cause. The termination of the Executive's employment under this Agreement shall not be deemed for Cause unless and until (i) the Company, through the Board delivers reasonable notice to the Executive that it intends to terminate the Executive for Cause, (ii) the Executive is given an opportunity, together with counsel, to be heard before the Board, (iii) the Executive's termination is approved by the affirmative vote of at least two-thirds of the Board, and (4) the Company provides the Executive with a copy of the resolutions duly adopted by the Board finding that, in the good faith opinion of the Board, the Executive should be terminated for Cause and specifying the particulars thereof in detail. Upon termination for Cause, the Executive will not be entitled to any further compensation for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with the then existing severance policies of the Company and the severance terms of the Company Bonus Plans and Company Benefit Plans.

             (b) Termination By Company for Disability.  If, as a result of the
                 -------------------------------------
Executive's incapacity due to physical or mental illness, the Executive shall not have performed his duties hereunder on a full-time basis for six consecutive months, the Executive's employment under this Agreement may be terminated by the Company upon written notice. Such termination for disability shall require the affirmative vote of a majority of the entire Board. The Executive's compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current annual base salary, reduced by the amounts of disability pay, if any, paid to the Executive under any Company Benefit Plan that provides disability benefits. The Executive shall not be entitled to any further compensation from the Company or its subsidiaries for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with then existing severance policies of the Company or its subsidiaries and the severance terms of the Company Bonus Plans and Company Benefit Plans and Section 5(h) hereof. The Company agrees to continue to maintain in effect, during the Executive's term of employment hereunder, the Company Benefit Plan that currently provides long-term disability coverage to the Executive (or a substitute plan or arrangement that provides long-term disability benefits that are at least substantially equivalent).

             (c) Consensual Termination.  The parties hereto may agree at any
                 ----------------------
time to terminate both this Agreement and the Executive's employment hereunder upon such terms and conditions as the parties may mutually agree.

             (d) Termination By Executive.  (i)  If the Executive terminates his
                 ------------------------
employment with the Company for any reason other than the occurrence of a Triggering Event as provided for in Section 7 hereof or a consensual termination as provided for in Section 8(c) hereof, the Executive will not be entitled to any further compensation for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with the then existing severance policies of the Company and the severance terms of the Company Bonus Plans and the Company Benefit Plans.

                   (ii) The Executive may voluntarily resign as President and Chief Executive Officer of the Company only after serving in such capacity for a period of at least one year; provided, however, that the Executive may resign prior to the expiration of such one-year period by reason of the occurrence of a Triggering Event or the Executive's illness or disability. If the Executive receives a Non-Renewal Notice, he may voluntarily resign as President and Chief Executive Officer and continue to receive his annual base salary (as in effect as of the date of his resignation) for the remaining term of his employment period under the Agreement. If the Executive voluntarily resigns as President and Chief Executive Officer of the Company prior to serving in such capacity for at least one year and other than due to a Triggering Event, the Executive shall forfeit all of his rights with respect to the receipt of compensation and benefits under this Agreement.

        9.   Supervisory Suspension.  In the event the Executive is suspended
             ----------------------
from office and/or temporarily prohibited from participating in the conduct of the affairs of the Company or any of its subsidiary banks by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S) 1818(e)(3) or 1818(g)(1), the Company's obligations under this Agreement shall be suspended effective as of the service date of the notice of suspension or temporary prohibition, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall (a) pay the Executive all compensation withheld while its obligations under this Agreement were suspended, together with Applicable Interest and (b) reinstate all obligations under this Agreement that were suspended.

        10.  Consulting Services.  Upon termination of the Executive's service
             -------------------
as President and Chief Executive Officer of the Company (unless (a) such termination shall have been upon the occurrence of or within 90 days after a Triggering Event or by the Company for Cause, or (b) the Executive shall have voluntarily resigned (other than by reason of illness/disability or the issuance of a Non-Renewal Notice) prior to serving as President and Chief Executive Officer of the Company for at least one year), the Executive shall be entitled to serve as a consultant to the Company for a period of five years and shall be available to render such advisory or consulting services as and when the Company may reasonably request of him from time to time. The Executive shall perform consulting services hereunder as an independent contractor and the provisions of this Agreement relating to the Executive's employment by the Company, including by not limited to Section 5 hereof, shall only apply and be effective for the period hereunder that the Executive serves as President and Chief Executive Officer of the Company. In consideration for the Executive's consulting services, the Company shall pay to the Executive an annual consulting fee equal to $100,000, reduced by the amount of Board fees paid to the Executive for service on the Board, other than fees paid to all directors; provided, however, that no fee for consulting services shall be payable to the Executive with respect to any period during which the Executive is receiving his base salary pursuant to Section 8(d)(ii) hereof. Such annual consulting fee shall be paid in substantially equal monthly installments. In the event that the Executive is unable to perform the consulting services contemplated by this Section 10 (whether such inability occurs before or after the commencement of consulting services) by reason of the Executive's death or disability at any time prior to the end of the five-year consulting period provided for by this Section 10, the Executive (or in the event of his death, his spouse or, if he has no spouse at such time, his estate) shall nonetheless be entitled to receive the annual $100,000 consulting fee, in monthly installments, for the remaining term of the five-year consulting period. If, after a Change in Control, the Executive's consulting services are involuntarily terminated prior to the expiration of the 5-year consulting period provided for herein, the Company shall make a lump sum cash payment to the Executive in the amount of $300,000. During the period that the Executive serves as a consultant to the Company, he shall not engage in any Competitive Activity. "Competitive Activity" shall mean any participation in, employment by, ownership of any equity interest exceeding 1% in, or promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise that is engaged in a business that is substantially similar to some or all of the businesses of the Company whether the Executive is acting as agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

        11.  Confidential Information.  During the Executive's employment with
             ------------------------
the Company and thereafter, the Executive shall not disclose or use in any way any confidential business or technical information or any trade secret acquired in the course of such employment, other than (a) information that is generally known in the Company's industry or acquired from public sources, (b) as required in the course of such employment, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of the Company. This Section 11 shall survive termination of this Agreement.

        12.  No-Raid.  The Executive agrees that, in the event that (a) the
             -------
Executive's employment with the Company is terminated other than upon the occurrence of, or within 90 days after, a Triggering Event and as a result of such termination the Executive is entitled to receive compensation, benefits or payments hereunder or under the Company's then existing severance policies that, in the aggregate, equal or exceed

100% of the Executive's annual base salary at the time of termination plus the amount of any discretionary bonuses paid by the Company to the Executive within the 12 months immediately preceding the termination, or (b) the Executive becomes entitled to the $300,000 payment described in Section 10 hereof, the Executive shall not, for a period of one year (or such lesser period as may be determined by the Board and disclosed to the Executive in writing) after the effective date of the Executive's termination of employment or service as a consultant, solicit, actively interfere with the Company's or any Company affiliate's relationship with, or attempt to divert or entice away, any officer of the Company or its affiliates.

        13.  Payment Obligation Absolute.  The obligation of the Company to pay
             ---------------------------
the Executive the compensation, benefits or payments provided herein during the term hereof shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive, or from whosoever may be entitled thereto, for any reason whatsoever except as provided in Section 8(d) hereof. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable under any provision of this Agreement and the obtaining of any such other employment shall in no event limit or reduce the obligations of the Company to make the payments required to be made under this Agreement.

        14.  No Right to Continued Employment.  Nothing in this Agreement shall
             --------------------------------
be deemed to give the Executive the right to be retained in the employ or service of the Company, or to interfere with the right of the Company to discharge the Executive at any time, subject in all cases to the terms of this Agreement.

        15.  Withholding.  Any payments provided for hereunder shall be paid net
             -----------
of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

        16.  Successors and Assigns.  This Agreement is a personal services
             ----------------------
contract which may not be assigned by the Company, or assumed from the Company by, any other party without the prior written consent of the Executive. Subject to the foregoing limitation, all rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. References herein to the Company will be understood to refer to the successor or successors of the Company, respectively.

        17.  Notices.  Any notice required or desired to be given hereunder
             -------
shall be in writing and shall be deemed given when delivered personally or sent by certified or registered mail, postage prepaid, to the address of the other party set forth in the first paragraph of this Agreement, provided that any notice to the Company shall be directed to the Chairman of the Board.

        18.  Waiver of Breach.  Waiver by any party of a breach of any provision
             ----------------
shall not operate as or be construed a waiver by such party of any subsequent breach hereof.

        19.  Entire Agreement; Effect on Prior Agreement.  This agreement
             -------------------------------------------
contains the entire agreement among the parties concerning the employment of the Executive by the Company, and supersedes any employment or change in control agreements between the Executive and the Company or any of its predecessors, subsidiaries or predecessors of subsidiaries. Executive agrees that, for purposes of the Employment Agreement entered into between Progressive Bank, Inc. and the Executive, dated as of December 1, 1994, the Merger will not constitute a "change of control" for purposes of such agreement and that the Executive waives all change of control benefits under such agreement that are associated with the Merger.

        20.  Written Modification, Amendment or Waiver.  No modification,
             -----------------------------------------
amendment or waiver of any provision hereof shall be effective unless in writing specifically referring hereto and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced.

        21.  Counterparts.  This Agreement may be executed in counterparts, all
             ------------
of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        22.  Governing Law.  This Agreement is governed by and is to be
             -------------
construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein.

        23.  Consent to Jurisdiction.  Each party hereto irrevocably consents to
             -----------------------
the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, to enforce any decision or award of any arbitrators, or otherwise arising under or by reason of this Agreement.

        24.  Construction.
             ------------

             (a) The section headings of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

             (b) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders where the context so requires.

             (c) The singular shall include the plural, and vice versa, where the context so requires.

             (d) All references to sections of, or regulations promulgated under, the Exchange Act, the Code or other statutes shall be deemed also to refer to such sections or regulations as amended from time to time and to any successor provisions to such sections or regulations. All references to employee benefit plans of the Company shall be deemed also to refer to such plans as amended from time to time and to any successor plans thereto.

        25.  Severability.  Any term or provision of this Agreement which is
             ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other term or provision hereof in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted so as to be enforceable.

        26.  Authorization.  The Company represents and warrants that the
             -------------
execution of this Agreement has been duly authorized by resolution of the Board.

        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                     PREMIER NATIONAL BANCORP


                     By: /s/ Peter Van Kleek
                         -------------------------------
                         Name: Peter Van Kleek
                         Title: President & CEO


                         /s/T. Jefferson Cunningham III
                         -------------------------------
                         Executive: Chairman of Premier